FOR IMMEDIATE RELEASE

Contact: Steven Kiel

(434) 382-7366

investorrelations@sitestar.com

Sitestar appoints Rodney Lake as Chief Operating Officer and Corporate Secretary

Lynchburg, VA. — November 8, 2016 — Sitestar Corporation (OTCQB: SYTE) (“Sitestar” or the “Company”) today announced the appointment of Rodney Lake as Chief Operating Officer and Corporate Secretary.

“The directors and I are excited to officially welcome Mr. Lake to the Sitestar family. He has already been an invaluable asset to us as a consultant, and I appreciate his continued efforts on our behalf on a more formal basis,” said Steven Kiel, Sitestar’s Chief Executive Officer.

About Sitestar

Sitestar Corporation and its subsidiaries engage in several diverse business activities in the following industries: Heating, Ventilation and Air Conditioning, internet, real estate, and asset management. The company's philosophy is to centralize capital allocation decisions at the corporate level and decentralize operational decisions among subsidiary managers.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted. Copies of Sitestar’s press releases and additional information about Sitestar are available at www.sitestar.com.